Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the inclusion in this amended Registration Statement on Form S-1/A of our reports dated March 31, 2010 for Skreem Studios Inc., relating to the respective financial statements as of September 30, 2009 and 2008, and for the period from inception to September 30, 2009, and the reference to our firm under the heading “Experts” in the amended Registration Statement.

/s/  M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas
April 8, 2010